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                                  POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Richard M. Reilly, John F. Kelly, Joseph W. MacDougall, Jr., and Sheila B. St. Hilaire, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, any and all amendments, including post-effective amendments, to the Registration Statements on Form S-6 of VEL Account, VEL II Account, VEL Account III, Group VEL Account, Allmerica Select Separate Account II, Allmerica Select Separate Account III, Inheiritage Account and Fulcrum Variable Life Separate Account of Allmerica Financial Life Insurance and Annuity Company, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.

Signature                         Title                                 Date
---------                         -----                                 ----

/s/ John F. O'Brien               Director and Chairman of the Board    4/1/99
------------------------------                                          ------
John F. O'Brien

/s/ Bruce C. Anderson             Director                              4/1/99
------------------------------                                          ------
Bruce C. Anderson

/s/ Robert E. Bruce               Director and Chief Information        4/1/99
------------------------------    Officer                               ------
Robert E. Bruce

/s/ John P. Kavanaugh             Director, Vice President and          4/1/99
------------------------------    Chief Investment Officer              ------
John P. Kavanaugh

/s/ John F. Kelly                 Director, Vice President and          4/1/99
------------------------------    General Counsel                       ------
John F. Kelly

/s/ J. Barry May                  Director                              4/1/99
------------------------------                                          ------
J. Barry May

/s/ James R. McAuliffe            Director                              4/1/99
------------------------------                                          ------
James R. McAuliffe

/s/ Edward J. Parry, III          Director, Vice President, Chief       4/1/99
------------------------------    Financial Officer and Treasurer       ------
Edward J. Parry, III

/s/ Richard M. Reilly             Director, President and               4/1/99
------------------------------    Chief Executive Officer               ------
Richard M. Reilly

/s/  Robert  P.  Restrepo, Jr.    Director                              4/1/99
------------------------------                                          ------
Robert P. Restrepo, Jr.

/s/ Eric A. Simonsen
------------------------------    Director and Vice President           4/1/99
Eric A. Simonsen                                                        ------

/s/ Phillip E. Soule              Director                              4/1/99
------------------------------                                          ------
Phillip E. Soule